Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (File No. 333-61895, File No. 333-55970) and Form S-3,( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of  Ampal – American Israel Corporation of our report dated March 8, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesslman
March 8, 2010	Certified Public Accountants (Isr.)
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